As filed with the Securities and Exchange Commission on August 1, 2001
                                                       Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -----------------

                            KERR-MCGEE HOLDCO, INC.
            (Exact name of Registrant as specified in its charter)


                 Delaware                            73-1612389
       (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization)          Identification Number)


                            Kerr-McGee Holdco, Inc.
                           123 Robert S. Kerr Avenue
                         Oklahoma City, Oklahoma 73102
   (Address, including zip code, of Registrant's principal executive office)

              Kerr-McGee Corporation Long Term Incentive Program
             Kerr-McGee Corporation 1998 Long Term Incentive Plan
             Kerr-McGee Corporation 2000 Long Term Incentive Plan
                           (Full title of the Plans)

                              -----------------

                           Gregory F. Pilcher, Esq.
             Senior Vice President, General Counsel and Secretary
                            Kerr-McGee Holdco, Inc.
                           123 Robert S. Kerr Avenue
                         Oklahoma City, Oklahoma 73102
                                (405) 270-1313

           (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:

                             Peter J. Gordon, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                              -----------------

                        CALCULATION OF REGISTRATION FEE

                                                                        Proposed
                                                                        Maximum
                                                                        Offering     Proposed Maximum    Amount of
                                                     Amount to be      Price Per         Aggregate      Registration
       Title of Securities to be Registered           Registered         Share        Offering Price        Fee
--------------------------------------------------- ---------------- --------------- ------------------ -------------

Common Stock, $1.00 par value per share(a)(b).....  4,129,425        $58.92(c)       $243,305,721(c)    $60,826.43(c)


(a) Includes certain rights issued to the holders of Common Stock pursuant to a rights agreement.
(b)   The shares are issuable pursuant to the respective Plans as follows:
      Kerr-McGee Corporation Long Term Incentive Program -- 703,411 shares; Kerr-McGee Corporation 1998 Long Term Incentive Plan -- 926,014 shares; Kerr-McGee Corporation 2000 Long Term Incentive Plan -- 2,500,000 shares.

(c) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on July 25, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed by Kerr-McGee Holdco, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (a) The Annual Report of Kerr-McGee Corporation on Form 10-K for the fiscal year ended December 31, 2000.

          (b) The Quarterly Report of Kerr-McGee Corporation on Form 10-Q for the fiscal quarter ending March 31, 2001.

          (c) The Quarterly Report of Kerr-McGee Corporation on Form 10-Q for the fiscal quarter ended June 30, 2001.

          (d) The Current Reports of Kerr-McGee Corporation on Form 8-K filed on January 17, 2001, February 20, 2001, March 19, 2001, March 23, 2001, April 10, 2001, May 14, 2001, May 15, 2001, May 16,
               2001, May 24, 2001, June 25, 2001 and July 20, 2001.

          (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 dated June 28, 2001 (file No. 333-61898).

          (f) The description of certain rights issued to holder of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 27, 2001.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not required.

Item 5. Interests of Named Experts and Counsel

      None.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Amended and Restated Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      The indemnification rights conferred by the Amended and Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

      Article XXII of the Amended Restated By-Laws of the Company contains provisions regarding indemnification which parallels those described above.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement:

     4.1 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 dated June 28, 2001)

     4.2 Form of Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 dated June 28, 2001)

     4.3 Rights Agreement, dated as of July 26, 2001, by and between the Company and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on July 27, 2001)

     4.4 First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Company and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed on August 1, 2001)

     5 Opinion of Gregory F. Pilcher, Esq., Director, Senior Vice President, General Counsel and Secretary

     23.1           Consent of Arthur Andersen LLP

     23.2           Consent of PricewaterhouseCoopers LLP

     23.3           Consent of Gregory F. Pilcher, Esq. (included in
                    Exhibit 5)

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES




       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 1st day of August, 2001.


                                KERR-MCGEE HOLDCO, INC.
                                    (Registrant)




                                By  /s/ Luke R. Corbett
                                  ------------------------------------------
                                    Luke R. Corbett
                                    Chairman of the Board and Chief Executive
                                    Officer




       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



      Signature                        Title                         Date
      ---------                        -----                         ----

/s/  Luke R. Corbett         Director, Chairman of the          August 1, 2001
--------------------------   Board and Chief Executive
     Luke R. Corbett         Officer (principal executive
                             officer)


/s/  Robert M. Wohleber      Director, Senior Vice              August 1, 2001
--------------------------   President and Chief
     Robert M. Wohleber      Financial Officer
                             (principal financial and
                             accounting officer)


/s/  Gregory F. Pilcher      Director, Senior Vice              August 1, 2001
--------------------------   President, General
     Gregory F. Pilcher      Counsel and Secretary

                               INDEX TO EXHIBITS


Exhibit                                  Description
Number

4.1 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 dated June 28, 2001)

4.2 Form of Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 dated June 28, 2001)

4.3 Rights Agreement, dated as of July 26, 2001, by and between the Company and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on July 27, 2001)

4.4 First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Company and UMB Bank, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed on August 1, 2001)

5 Opinion of Gregory F. Pilcher, Esq., Director, Senior Vice President, General Counsel and Secretary

23.1                Consent of Arthur Andersen LLP

23.2                Consent of PricewaterhouseCoopers LLP

23.3                Consent of Gregory F. Pilcher, Esq. (included in
                    Exhibit 5)